                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY SECTION 240.14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 eChapman.com, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------
                               eCHAPMAN.COM, INC.
                          World Trade Center-Baltimore
                                   Suite 2800
                              401 East Pratt Street
                            Baltimore, Maryland 21202


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The 2001 annual meeting of stockholders of eChapman.com, Inc. will be held at the offices of eChapman, World Trade Center-Baltimore, Suite 2800, 401 East Pratt Street, Baltimore, Maryland, on June 18, 2001 at 10:00 A.M. local time to act on the following matters:

                  1. Election of directors to serve until their successors are elected and qualify;

                  2. Ratification of the selection of Arthur Andersen LLP as certified independent auditors for eChapman;

                  3. Such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on April 26, 2001 are entitled to notice of and to vote at such meeting or any adjournments thereof.



                                                      /s/ EARL U. BRAVO, SR.
                                                      --------------------------
May 7, 2001                                           Earl U. Bravo, Sr.
                                                      Secretary



PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY.

                               eCHAPMAN.COM, INC.
                          World Trade Center-Baltimore
                                   Suite 2800
                              401 East Pratt Street
                            Baltimore, Maryland 21202

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 18, 2001

         The enclosed proxy is solicited by the Board of Directors of eChapman.com, Inc. (the "Company") for use at the annual meeting of stockholders of eChapman to be held at the offices of eChapman, World Trade Center-Baltimore, Suite 2800, 401 East Pratt Street, Baltimore, Maryland on June 18, 2001 at 10:00 A.M. local time. This Proxy Statement and form of Proxy were first mailed to stockholders on or about May 7, 2001.

         The Board of Directors has selected Nathan A. Chapman, Jr. and Earl U. Bravo, Sr., or either of them, to act as proxies with full power of substitution. Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph by directors, officers and employees of eChapman with no additional compensation to them. Nominees will, upon request, be supplied with additional proxy materials and will be reimbursed by eChapman for their reasonable expenses in sending these materials to their principals. The cost of printing and mailing this notice and proxy statement and proxy form and of soliciting proxies will be borne by eChapman.

         Management knows of no business to be brought before the meeting except as set forth in the notice of the meeting. If any other matters should come before the meeting, the persons named in the enclosed form of proxy intend to vote on such matters in accordance with their best judgment.

         A stockholder may revoke his proxy by notifying eChapman in writing prior to the meeting, by subsequently executing another proxy or by attending the meeting and giving oral notice of revocation to the Chairman of the meeting.

         Stockholders are urged to return their proxies promptly in order to ensure action by a quorum and to avoid the expense of additional solicitation.

         eCHAPMAN WILL FURNISH, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-KSB TO ANY STOCKHOLDER UPON REQUEST. ANY SUCH REQUEST SHOULD BE DIRECTED TO EARL U. BRAVO, SECRETARY, eCHAPMAN.COM, INC., WORLD TRADE CENTER-BALTIMORE, SUITE 2800, 401 EAST PRATT STREET, BALTIMORE, MARYLAND 21202, TELEPHONE (800) 752-1013.

         Stockholders of record at the close of business on April 26, 2001 ("Record Date") are entitled to vote at the meeting. On the Record Date eChapman had outstanding 12,578,634 shares of Common Stock. In the election of directors, each share is entitled to one vote for each director to be elected; however, cumulative voting is not permitted. For all matters except the election of directors, each share is entitled to one vote. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum. In the absence of a quorum, the Chairman of the meeting or stockholders present in person or by proxy acting by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time, but not for a period exceeding 120 days after the original record date, until a quorum shall attend.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Eight directors are to be elected at the Meeting to serve until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present or represented by proxy at the Meeting with a quorum present. Abstentions and broker non-votes are not considered to be votes cast.

         Unless otherwise indicated in the enclosed proxy, the persons named in such proxy intend to nominate and vote for the election of the following eight nominees for the office of director of eChapman, to serve as directors until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each nominee has consented to the nomination and has agreed to serve if elected. If any of the nominees should not be available for election, the persons named as proxies may vote for other persons in their discretion. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

         The Board of Directors has nominated the persons specified below, each of whom is currently a director of eChapman, for election as directors. The names and ages (as of April 26, 2001) of the nominees and executive officers of eChapman are set forth below:

DIRECTORS

Our directors are as follows:

NAME                                                            AGE                 PRINCIPAL POSITIONS
----                                                            ---                 -------------------
Nathan A. Chapman, Jr. ................................         43     President, chairman of the board and director
Earl U. Bravo, Sr. ....................................         53     Senior vice president, secretary, assistant treasurer
                                                                       and director
Raymond Haysbert ......................................         81     Director
Mark Jefferson ........................................         33     Director
Adolph Washington .....................................         60     Director
Lottie H. Shackelford..................................         59     Director
Donald V. Watkins......................................         51     Director
Theron Stokes..........................................         48     Director

         NATHAN A. CHAPMAN, JR. has been president of eChapman since our inception. Mr. Chapman founded The Chapman Co. in 1986, Chapman Capital Management, Inc. in 1988 and Chapman Insurance Agency, Incorporated in 1987. Mr. Chapman has served as president, chairman of the board and a director of all of these entities since their inception. Mr. Chapman is also the president, chairman of the board and a director of The Chapman Funds, Inc. Prior to founding The Chapman Co., Mr. Chapman was a broker for Alex. Brown and Sons, an investment banking and securities brokerage firm, from 1982 to 1987. Mr. Chapman is a certified public accountant, a general securities principal, registered options principal and registered municipal principal. In July 1999, the University of Maryland Office of the Board of Regents elected Mr. Chapman chairman of the board of regents.

         EARL U. BRAVO, SR. has been a director, senior vice president, secretary and assistant treasurer of eChapman since our inception. Mr. Bravo has been employed in various senior executive positions with The Chapman Co., Chapman Capital Management, Inc. and Chapman Insurance Agency, Incorporated since 1990. Mr. Bravo is a general securities principal, financial and operations principal, a registered representative and a registered OTC equity trader. Mr. Bravo holds an MBA from the University of Maryland, College Park.

         RAYMOND HAYSBERT has been a director since June 2000. Mr. Haysbert is the retired president and chairman of the Parks Sausage Company, the first African-American controlled publicly traded company, a position he held from 1969 to 1990. Mr. Haysbert is currently a director emeritus of Bell Atlantic Nynex. Mr. Haysbert taught in the School of Business at Morgan State University for 17 years and presently serves as the chairman of the Entrepreneurial Institute at the EDGE Center of Sojourner Douglass College.

         MARK JEFFERSON has been a director since June 2000. In 1999, Mr. Jefferson founded Funburst Media, LLC, an online service provider, for which he also serves as chairman. In 1998, Mr. Jefferson founded and became principal of Envue Technologies, an eCommerce service provider, a position he still holds. Mr. Jefferson served as vice president of CertCo, Inc., an eCommerce security firm from 1997 to 1998. From 1995 to 1997, Mr. Jefferson was a Manager at Cisco Systems, a firm specializing in networking equipment.

         ADOLPH WASHINGTON has been a director since June 2000. Since 1999, Mr. Washington has served as the vice president of field promotions with Capitol Records in Hollywood, California. From 1996 to 1999, Mr. Washington served as senior vice president of marketing and promotions at Warner Bros. Records. Mr. Washington was the senior vice president of marketing and promotions at MCA Records from 1991 to 1996. He received his B.A. in Social Sciences from the University of Arkansas at Pine Bluff.

         LOTTIE H. SHACKELFORD has been a director since 2000. Ms. Shackelford has been executive vice president of Global USA, a consulting firm, since 1994. From 1978 to 1992, Ms. Shackelford was city director of Little Rock, Arkansas. In 1988 and 1989, Ms. Shackelford was vice-chair and co-chair, respectively, of the Democratic National Committee.

         DONALD V. WATKINS has been a director since 2000. Mr. Watkins has been president of Donald V. Watkins, PC, a law firm located in Birmingham, Alabama, since 1973.

         THERON STOKES has been a director since 2000. Mr. Stokes has been an attorney for the Alabama Education Association since 1993.

         The Board of Directors held two meetings during 2000. All incumbent directors, except Ms. Shackelford, attended each meeting after their election to the Board of Directors. Ms. Shackelford was absent from one meeting after her election to the Board of Directors.

         The Board of Directors has two standing committees, Compensation and Audit. In addition, the Board of Directors, from time to time, establishes special committees which have a limited duration. The Board of Directors has not established a Nominating Committee. The functions customarily attributable to a Nominating Committee are performed by the Board of Directors as a whole. The Board of Directors will not consider nominees submitted by eChapman's stockholders.

         The Audit Committee consists of Directors Jefferson, Haysbert and Washington. Mr. Haysbert was added to the Audit Committee during 2001. All members of the Audit Committee are independent of eChapman as defined in the Nasdaq listing standards. The Audit Committee held two meetings during 2000. All incumbent members of the Audit Committee attended each meeting after their election to the Board of Directors. The Audit Committee is responsible for overseeing eChapman's internal accounting controls; recommending to the Board of Directors the selection of eChapman's independent auditors; reviewing the annual audit plan, annual report and results of the independent audit; reviewing supervisory examination reports; and initiating other special reviews when deemed necessary. The board of directors of eChapman has adopted an Audit Committee Charter, a copy of which is attached hereto as Annex A.

         The Compensation Committee consists of Directors Jefferson and Washington. The Compensation Committee did not meet during 2000. The Compensation Committee sets the compensation of the President and administers the eChapman Omnibus Stock Plan.

EXECUTIVE OFFICERS

Our executive officers that are not directors are as follows:

NAME                                                           AGE                 PRINCIPAL POSITIONS
----                                                           ---                 -------------------
Demetris B. Brown .....................................         44     Treasurer, assistant secretary and chief financial officer
Sabrina Warren Bush ...................................         41     Senior vice president, strategic partnerships
Tracey Rancifer Henderson..............................         31     Senior vice president, corporate development
Vincent McCarley ......................................         46     Senior vice president, public finance

         DEMETRIS B. BROWN has been treasurer, assistant secretary and chief financial officer since our inception. Mr. Brown has been chief financial officer of The Chapman Co. since 1998. From 1993 to 1998, Mr. Brown was the vice president of finance for the Injured Workers' Insurance Fund, a casualty insurance underwriter. Mr. Brown is a certified public accountant, certified management accountant, financial and operations principal and registered representative.

         SABRINA WARREN BUSH is our senior vice president of strategic partnerships and has served in the same capacity for The Chapman Co. since 1992. Ms. Bush attended the University of Florida and received her M.S. in business with a concentration in finance from The Johns Hopkins University in 1998.

         TRACEY RANCIFER HENDERSON is our senior vice president of corporate development and has served in the same capacity for Chapman Capital Management since 1998. Prior to joining Chapman Capital Management, Ms. Henderson was executive assistant to the Mayor of Memphis, Tennessee and the director of government affairs from 1997 to 1999. From 1996 to 1997, Ms. Henderson was the administrative operations director for the City of Little Rock, Arkansas. Ms Henderson was a graduate research assistant at the Arkansas Institute of Government, a research and policy organization, from 1995 to 1996, and from 1993 to 1995, Ms. Henderson was the special assistant to the United States Secretary of Commerce. Ms. Henderson received her B.A. in Political Science from Rhodes College and her Masters of Public Affairs and Administration from the University of Little Rock.

         VINCENT McCARLEY is our senior vice president of public finance and has served in that capacity for The Chapman Co. since 1998. From 1986 to 1998, Mr. McCarley was a senior vice president at Sieber Branford Shank & Co. LLC and the former Grigsby Branford & Co. where he focused on lease purchase/certificates of participation, infrastructure, school and redevelopment financings. Mr. McCarley holds an MBA from Pepperdine University and is a municipal securities principal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that eChapman's directors and executive officers, and persons who own more than 10% of a registered class of eChapman's equity securities, file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of change in ownership of Common Stock of eChapman. The same persons are also required by Commission regulation to furnish eChapman with copies of all Section 16(a) forms that they file.

         To eChapman's knowledge, based solely on a review of the copies of such reports furnished to eChapman, and written representations that no other reports were required during the fiscal year ended December 31, 2000, compliance was made with all Section 16(a) filing requirements applicable to eChapman's executive officers and directors except that Ms. Rancifer filed one late Form 4 pertaining to one transaction and Directors Watkins, Stokes and Shackelford filed one late Form 3. With respect to greater than 10% beneficial owners, other than Nathan A. Chapman, Jr., eChapman has not received copies of any reports filed by any such persons with the Commission and has received no written representations from any such persons.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE NOMINEES NAMED ABOVE AS A DIRECTOR OF THE CORPORATION.

     PROPOSAL 2 - RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT
                               PUBLIC ACCOUNTANTS

         Arthur Andersen LLP served as independent auditors of eChapman for its fiscal year ended December 31, 2000. Arthur Andersen LLP has no direct or material indirect interest in eChapman or its subsidiaries. At a meeting held on March 28, 2001, the Audit Committee of the Board of Directors recommended to the Board of Directors the retention of Arthur Andersen LLP as independent auditors of eChapman for its fiscal year ended December 31, 2001. At a meeting held on March 28, 2001, the Board of Directors selected Arthur Andersen LLP as independent auditors of eChapman subject to ratification by the stockholders.

         The Board of Directors of eChapman has determined that utilizing the services of Arthur Andersen LLP is in the best interests of eChapman.

         Arthur Andersen LLP is not currently expected to have a representative present at the Meeting and, therefore, will not make a statement or respond to questions at the Meeting.

         The affirmative vote of a majority of the shares voted at the Meeting, assuming a quorum is present, is required to ratify the selection of auditors.

AUDIT COMMITTEE REPORT

         We, the Audit Committee have reviewed and discussed with management of eChapman and Arthur Andersen LLP, the independent auditing firm of eChapman, the audited financial statements of eChapman as of December 31, 2000. In addition, we have discussed with Arthur Andersen LLP the matters required by Codification of Statements on Auditing Standards No. 61.

         We have received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from eChapman. We have considered whether the provision of services in addition to audit services by Arthur Andersen LLP is compatible with maintaining Arthur Andersen's independence and have determined that such services are appropriate. We have discussed with management of eChapman and Arthur Andersen LLP such other matters and received such assurances from Arthur Andersen LLP and management as we have deemed appropriate.

         Management is responsible for eChapman's internal controls and the financial reporting process. Arthur Andersen LLP is responsible for performing an independent audit of the eChapman's financial statements in accordance with generally accepted auditing standards and issuing a report thereon.

         Based on the foregoing review and discussions and a review of the report of Arthur Andersen LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Board of Directors the inclusion of the Audited Financial Statements in the eChapman Annual Report on Form 10-KSB for the year ended December 31, 2001.

                                                        Raymond Haysbert
                                                        Mark Jefferson
                                                        Adolph Washington

FISCAL 2000 AUDIT FIRM FEE SUMMARY

         AUDIT FEES

         Arthur Andersen LLP billed eChapman an aggregate of $81,000 in fees for professional services rendered in connection with the audit of eChapman's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-QSB during the fiscal year ended December 31, 2000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Arthur Andersen LLP did not perform or bill eChapman for professional services during the fiscal year ended December 31, 2000 in connection with the design and implementation of financial information systems.

         ALL OTHER FEES

         Arthur Andersen LLP billed eChapman an aggregate of $447,580 in fees for other services rendered to eChapman and its affiliates for the fiscal year ended December 31, 2000 primarily for assistance in preparing the eChapman initial public offering and merger registration statements and loans of staff personnel. The Audit Committee has concluded that the provision of such services to eChapman is compatible with maintaining Arthur Andersen LLP's independence.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF eCHAPMAN.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of April 26, 2001 of:

         o Each person known by us who beneficially owns 5% or more of the outstanding shares of eChapman common stock,

         o        Each of our directors,

         o Each executive officer named in the summary compensation table, and

         o all of our directors, director nominees and executive officers as a group.

         EXCEPT AS OTHERWISE INDICATED, WE BELIEVE THAT THE BENEFICIAL OWNERS OF THE COMMON STOCK LISTED BELOW, BASED ON INFORMATION FURNISHED BY SUCH OWNERS, WILL HAVE SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO SUCH SHARES.

         The number of shares of common stock outstanding used in calculating the percentage for each listed person includes options exercisable within 60 days of April 26, 2001 but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 12,578,634 shares of common stock outstanding as of April 26, 2001.

NAME AND ADDRESS OF                              AMOUNT AND NATURE OF
BENEFICIAL OWNER *                               BENEFICIAL OWNERSHIP                 PERCENT OF SHARES OUTSTANDING
------------------                               --------------------                 -----------------------------
Nathan A. Chapman, Jr.                              9,222,195 shares(1)(2)                        73.3%

Vincent McCarley                                               1,932(3)                             **

Earl U. Bravo, Sr.                                            29,808(4)                             **

Tracey Rancifer Henderson                                      2,233(3)                             **

Demetris B. Brown                                              2,233(5)                             **

Theron Stokes                                                 19,655(6)                             **

Lottie H. Shackelford                                          1,932(3)                             **

Donald V. Watkins                                             52,403(7)                             **

Raymond Haysbert                                               3,864                                **

Mark Jefferson                                                  -0-                                 **

Adolph Washington                                             20,102                                **

All Directors and Executive Officers as a           9,356,357 shares(1)(8)                        74.03%
Group (11 Persons)

-----------
* Unless otherwise indicated, the address of each beneficial owner of eChapman common stock is c/o eChapman.com, Inc., World Trade Center--Baltimore, Suite 2800, 401 E. Pratt Street, Baltimore, MD 21202.
**       Represents less than one percent of the outstanding shares of Common
         Stock.
(1) Includes 262,450 shares held by The Chapman Co. in inventory in its capacity as market-maker that have no voting rights as long as they are held by a subsidiary of eChapman and 310,759 shares held by Chapman Capital Management, Inc. in investment advisory accounts over which Chapman Capital Management, Inc. exercises voting and/or dispository discretion. Mr. Chapman is President and Director of each of The Chapman Co. and Chapman Capital Management, Inc. Each of The Chapman Co. and Chapman Capital Management, Inc. is an indirect wholly-owned subsidiary of eChapman.com, Inc. Mr. Chapman is President, Chairman and majority stockholder of eChapman.com, Inc. Mr. Chapman disclaims beneficial ownership of the shares held by The Chapman Co. and Chapman Capital Management, Inc.
(2) Includes 11,168 shares subject to stock options that are currently exercisable.
(3) Consists of shares subject to stock options that are currently exercisable.
(4) Includes 20,832 shares subject to stock options that are currently exercisable.
(5)      Mr. Brown owns shares jointly with his spouse.
(6) Includes 2,233 shares subject to stock options that are currently exercisable.
(7) Includes 19,329 shares subject to stock options that are currently exercisable.
(8) Includes 59,659 shares subject to stock options that are currently exercisable.

                             EXECUTIVE COMPENSATION

         The summary compensation and option grants in last fiscal year tables give effect to our acquisitions of the parent companies of The Chapman Co., Chapman Capital Management, Inc. and the Chapman Insurance Agency, Inc. as if they occurred at January 1, 1998 and set forth compensation paid to our current executive officers.

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning compensation paid during the last three fiscal years, to our chief executive officer and our other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2000.

                                                                                                          LONG-TERM
                                                                                                        COMPENSATION
                                                                                                        ------------
                                                                                                           AWARDS
                                                                                                        ------------
                                                                          ANNUAL COMPENSATION            SECURITIES
                                                                          -------------------            UNDERLYING
NAME AND PRINCIPAL POSITION                               YEAR       SALARY                BONUS           OPTIONS
---------------------------                               ----       ------                -----        ------------
Nathan A. Chapman, Jr. ...........................        2000       $353,300             $200,000
    President                                             1999       $266,667             $100,000         11,168
                                                          1998       $200,000             $100,000

Vincent McCarley .................................        2000       $153,900                --
    Senior vice president                                 1999       $150,000              $25,000
                                                          1998         75,321              $50,000          1,932

Earl U. Bravo, Sr. ...............................        2000       $128,500              $50,000
    Senior vice president, secretary and assistant        1999       $105,000              $50,000         11,168
    treasurer                                             1998       $105,000              $10,000          9,664

Tracey Rancifer Henderson.........................        2000       $100,700              $20,000
    Senior vice president                                 1999       $100,000              $28,046          2,233
                                                          1998           --                   --             --

Demetris B. Brown ................................        2000       $108,500              $44,000
    Chief financial officer                               1999        $90,000              $20,000           --
                                                          1998           --                   --             --

         Ms. Henderson's and Mr. Brown's annual salary and bonus for 1998 was less than $100,000.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                  NUMBER OF SECURITIES
                                       UNDERLYING                    VALUE OF UNEXERCISED IN-THE-MONEY
                                 UNEXERCISED OPTIONS AT                          OPTIONS AT
                                   DECEMBER 31, 2000                         DECEMBER 31, 2000
                                   -----------------                         -----------------
                                           #                                         $
         NAME               EXERCISABLE         UNEXERCISABLE         EXERCISABLE         UNEXERCISABLE
         ----               -----------         -------------         -----------         -------------
Nathan A. Chapman, Jr.         11,168                -0-                  -0-                  -0-
Vincent McCarley                1,932                -0-                  -0-                  -0-
Earl U. Bravo, Sr.             20,832                -0-                  -0-                  -0-
Tracey Rancifer Henderson       2,233                -0-                  -0-                  -0-

1999 eCHAPMAN.COM, INC. OMNIBUS STOCK PLAN

         Our board of directors has established the 1999 eChapman.com, Inc. Omnibus Stock Plan to enable us to grant equity compensation to our directors, officers, employees and consultants. Our stock plan will be administered by the compensation committee of the board of directors. We have reserved 850,000 shares of our common stock for issuance under our stock option plan.

COMPENSATION OF DIRECTORS

         Directors of the Company receive no cash compensation for their service to the Company as Directors; however, they are reimbursed for all out-of-pocket expenses relating to attendance at meetings of the Board of Directors and any committee thereof. Members of the Board of Directors are eligible to receive stock options pursuant to the Plan.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         The Chapman Co., Chapman Capital Management, Inc. and The Chapman Insurance Agency, Inc. are wholly-owned subsidiaries of Chapman Holdings, Inc., Chapman Capital Management Holdings, Inc. and Chapman Insurance Holdings, Inc., respectively. Each of Chapman Holdings, Inc., Chapman Capital Management Holdings, Inc. and Chapman Insurance Holdings, Inc. is a wholly-owned subsidiary of eChapman.com, Inc.

         Nathan A. Chapman, Jr., the president, chairman and majority stockholder of our company, is the president and a director of each of The Chapman Co., Chapman Capital Management, Inc., The Chapman Insurance Agency, Incorporated and The Chapman Funds, Inc. and their respective holding companies. Earl U. Bravo, Sr., a director, senior vice president, secretary and assistant treasurer of eChapman, is and officer and director of The Chapman Co. and Chapman Capital Management, Inc., an executive officer of their respective holding companies and secretary and assistant treasurer of The Chapman Funds. Demetris Brown, treasurer, chief financial officer and assistant secretary of eChapman, is an executive officer of The Chapman Co.

         Mr. Chapman is president and treasurer and Mr. Bravo is secretary of Chapman General Partner One, Inc., a Maryland corporation and the general partner of Chapman Limited Partnership I, a Maryland limited partnership the operations of which consist solely of the ownership and rental of furniture and equipment to The Chapman Co. The lease is on a month-to-month basis and allows The Chapman Co. to purchase the furniture and equipment at fair value. As of December 31, 2000, The Chapman Co. has not made the purchase. Rent expense under this lease agreement was $98,000, $73,000 and $45,000 for the year ended December 31, 2000, the period May 14, 1999 to December 31, 1999 and the period January 1, 1999 to May 14, 1999, respectively.

         On December 14, 1998, The Chapman Co. and Chapman Capital Management paid $19,536 on behalf of Chapman Limited Partnership I for certain taxes and related payments, interest, and penalties. The Chapman Co. and Chapman Capital Management characterized these 1998 payments as an expense for which they will not be reimbursed by the partnership and which is related to The Chapman Co.'s administration of the partnership. On October 22, 1999, predecessors in interest of each of Chapman Holdings and Chapman Capital Management Holdings each paid $49,018 on behalf of the partnership for the payment of certain taxes and related payments. The predecessors in interest of Chapman Holdings and Chapman Capital Management Holdings each characterized $24,509 of these 1999 payments as an expense for which they will not be reimbursed by the partnership and which is related to the administration of the partnership. The partnership reimbursed the predecessors in interest of each of Chapman Holdings and Chapman Capital Management Holdings $19,000 of the 1999 payments on March 13, 2000.

         On February 22, 2001, Mr. Chapman entered into a promissory note with eChapman in the amount of $1,149,639. The promissory note is payable on demand and pays interest at a rate of 5.18% per annum. This promissory note was entered into to consolidate the following notes representing amounts owed by Mr. Chapman to various subsidiaries of eChapman:

o Three-year promissory note to The Chapman Co. dated February 11, 1998 in the amount of $176,250, which accrues interest at 5.54% per annum and requires no payments of principal or interest until maturity.

o Three-year promissory note to Chapman Holdings dated March 11, 1998 in the amount of $285,587, which accrues interest at 5.5% per annum.

o Demand promissory note to Chapman Holdings dated May 1, 1998 in the amount of $100,000, which accrues interest at 5.5% per annum.

o Demand promissory note to Chapman Capital Management dated July 2, 1998 in the amount of $45,000, which accrues interest at 5.48% per annum.

o Three year promissory note to Chapman Capital Management Holdings dated August 21, 1998 in the amount of $65,000, which accrues interest at 5.48% per annum.

o Three-year promissory note to Chapman Holdings dated December 31, 1998 in the amount of $51,690, which accrues interest at 4.33% per annum.

o Demand promissory note to Chapman Capital Management Holdings dated July 29, 1999 in the amount of $242,000, which accrues interest at 5.45% per annum.

o Three-year promissory note to The Chapman Co. dated December 31, 1999 in the amount of $32,837, which accrues interest at 4.33% per annum.

o Three year promissory note to The Chapman Co. dated March 31, 2000 in the amount of $17,322, which accrues interest at 6.45% per annum.

These notes were issued for purposes unrelated to the businesses of eChapman or its subsidiaries.

         In connection with Chapman Capital Management's provision of investment advisory services to The Chapman U.S. Treasury Money Fund (a portfolio of The Chapman Funds, Inc.), Chapman Capital Management was paid $593,568 and $317,980 in advisory and administrative fees for the years ended December 31, 1999 and 2000, respectively. For the years ended December 31, 1999 and 2000, Chapman Capital Management reimbursed The Chapman Funds, on behalf of The Chapman U.S. Treasury Money Fund, $129,879 and $173,736, respectively, under an expense limitation agreement with The Chapman Funds.

         In connection with Chapman Capital Management's provision of investment advisory services to DEM Equity Fund (a portfolio of The Chapman Funds, Inc.), Chapman Capital Management was paid $121,862 and $370,409 in advisory and administrative fees for the years ended December 31, 1999 and 2000, respectively. For the years ended December 31, 1999 and 2000, Chapman Capital Management has reimbursed The Chapman Funds, on behalf of the DEM Equity Fund, $48,092 and $291,343, respectively, under an expense limitation agreement with The Chapman Funds.

         The DEM Index Fund (a portfolio of The Chapman Funds, Inc.) became active in March 1999 and Chapman Capital Management was paid $516 and $2,812 in advisory and administrative fees for the years ended December 31, 1999 and 2000, respectively. Chapman Capital Management reimbursed The Chapman Funds, on behalf of the DEM Index Fund, $146,702 and $167,153 under an expense limitation agreement with The Chapman Funds for the years ended December 31, 1999 and 2000, respectively. The DEM Index Fund has liquidated its portfolio and is no longer active.

         On March 17, 2000, Chapman Capital Management entered into a new ten year expense limitation agreement with The Chapman Funds on behalf of certain of its portfolios, including the DEM Equity Fund and the DEM Index Fund, under which Chapman Capital Management will reimburse the covered portfolios for expenses incurred on behalf of these portfolios in excess of stated percentages of the portfolios' net assets.

         The Chapman Co. is the distributor for The Chapman U.S. Treasury Money Fund and DEM Equity Fund under distribution agreements between The Chapman Co. and The Chapman Funds, Inc. The Chapman Co. receives no compensation for the distribution of shares of The Chapman U.S. Treasury Money Fund. The Chapman Co. was paid $41,399 and $86,791 in management fees and commissions in the years ended December 31, 1999 and 2000, respectively, in connection with its distribution agreement with The Chapman Funds pertaining to the DEM Equity Fund.

         We have entered into a non-exclusive, royalty-free licensing agreement with Mr. Chapman pertaining to our use of the C-Eagle Logo(TM), Chapman, Chapman Trading(TM), Chapman Network(TM), Chapman Education(TM), Chapman Marketplace(TM), Chapman Kids Club(TM), DEM Index(TM), DEM Profile(TM), DEM Universe(TM), DEM Company(TM), DEM Community(TM), DEM Multi-Manager(TM), eChapman.com(TM), Domestic Emerging Markets(R) and DEM(R), trademarks that are owned by Mr. Chapman.

         In the past, transactions between eChapman and Mr. Chapman and his affiliates have been ratified or approved by a majority of the board of directors of eChapman, including a majority of the directors who do not have a material financial interest in the transactions, in accordance with Maryland law. eChapman intends to continue its practice of obtaining board and disinterested director ratification or approval for future transactions with affiliates, including future loans, if any, to Mr. Chapman or other affiliates of eChapman. Maryland law does not impose specific numerical restrictions as to the amount of these affiliated transactions and loans, and our board of directors has not adopted a policy which imposes any such restrictions.

                              STOCKHOLDER PROPOSALS

         The bylaws of eChapman provide that, to be properly brought before the annual meeting, business must be (1) specified in the notice of the annual meeting (or any supplement thereto) given by eChapman pursuant to the bylaws;
(2) brought before the annual meeting by or under the direction of the board of directors (or the chairman of the board or the president), or (3) properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the corporate secretary. The bylaws provide that nominations of persons for election to the board of directors of eChapman may be made at the annual meeting, by or under the direction of the board of directors, or by any nominating committee or person appointed by the board of directors, or by any stockholder of eChapman entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth below. Such nominations, other than those made by or under the direction of the board of directors or by any nominating committee or person appointed by the board of directors, can only be made pursuant to timely notice in writing to the corporate secretary.

         To be timely, such stockholder's notice must be delivered to or mailed to and received by the corporate secretary at the principal executive offices of eChapman, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the annual meeting (or, with respect to a proposal required to be included in eChapman 's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, or its successor provision, the earlier date such proposal was received). If, during the prior year eChapman did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the first anniversary of the prior year's annual meeting (other than as a result of adjournment), then, to be timely, notice must be delivered to or mailed and received by the corporate secretary at the principal executive offices of eChapman not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made.

         Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of eChapman stock which are beneficially owned by the person, and (4) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended; (b) as to each matter the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, and
(3) any material interest of the stockholder in such business; and (c) as to the stockholder giving the notice, (1) the name and address of the stockholder and
(2) the class and number of shares of eChapman which are beneficially owned by the stockholder. eChapman may require any proposed nominee or stockholder to furnish such other information as may reasonably be required by eChapman to determine the eligibility of such proposed nominee to serve as a director of eChapman or the eligibility of the stockholder to bring business before the annual meeting.

         Pursuant to applicable rules under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in eChapman's 2002 Proxy Statement. Any such stockholder proposals must be submitted in writing to the Secretary of eChapman no later than December 27, 2001. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules. It is suggested that proposals be forwarded by certified mail, return receipt requested.

                                  OTHER MATTERS

         At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Annual Meeting. If other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

                              REPORT ON FORM 10-KSB

         The Annual Report on Form 10-KSB and applicable exhibits are available to stockholders free of charge upon written request. Requests should be sent to eChapman.com, Inc., World Trade Center-Baltimore, Suite 2800, 401 East Pratt Street, Baltimore, Maryland 21202. Attention: Earl U. Bravo, Sr., Secretary.

                                              By Order of the Board of Directors



May 7, 2001                                   /s/ EARL U. BRAVO, SR.
                                              ----------------------------------
                                              Earl U. Bravo, Sr.
                                              Secretary

                                                                         ANNEX A
                               eCHAPMAN.COM, INC.

                             AUDIT COMMITTEE CHARTER

                  The Board of Directors (the "Board") of eChapman.com, Inc. (the "Company") has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board's oversight responsibilities. The Board hereby adopts this Charter to establish the governing principles of the Audit Committee.

         I.       ROLE OF THE AUDIT COMMITTEE

                  The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

         II.      COMPOSITION OF THE AUDIT COMMITTEE

                  The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq. The members of the Audit Committee shall be appointed by the Board of Directors.

         III.     RESPONSIBILITIES OF THE AUDIT COMMITTEE

                  The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

                  The Audit Committee shall make regular reports to the Board.

                  The Audit Committee shall:

                  1. Review and reassess the adequacy of this Charter from time to time (but at least annually) and recommend any proposed changes for approval.

                  2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

                  3. Review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

                  4. Review with management and the independent auditors the Company's quarterly financial statements.

                  5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

                  6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

                  7. Recommend to the Board the appointment of the independent auditors, which firm is ultimately accountable to the Audit Committee and the Board.

                  8. Approve the fees to be paid to the independent auditors.

                  9. Receive periodic reports from the independent auditors regarding the auditors' independence, discuss such reports with the auditors, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

                  10. Evaluate together with the Board the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

                  11. Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

                  12.      Obtain from the independent auditors assurance that
                           Section 10A of the Securities Exchange Act of 1934 has not been implicated.

                  13. Obtain reports from management and the independent auditors that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's written policies.

                  14. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

                  15. Review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and the Company's response to that letter. Such review should include:

                                    (a) Any difficulties encountered in the
                           course of the audit work, including any restrictions on the scope of activities or access to required information.

                                    (b) Any changes required in the planned
                           scope of the internal audit.

                  16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

                  17. Review with management and, as appropriate, Company counsel, legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

                  18. Meet at least annually with the chief financial officer and the independent auditors in separate executive sessions.

                  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's policies.


Date of adoption:  July 27, 2000
                               eCHAPMAN.COM, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nathan A. Chapman, Jr. and Earl U. Bravo, Sr., or either of them, the proxy or proxies of the undersigned with full powers of substitution, to vote all shares of Common Stock of eChapman.com, Inc. held of record by the undersigned at the close of business on April 26, 2001, at the Annual Meeting of Stockholders of eChapman.com to be held on Monday June 18, 2001 at 10:00 a.m., local time and at any adjournment or adjournments thereof, upon the matters set forth herein.

   PLEASE MARK YOUR CHOICE IN BLUE OR BLACK INK. PLEASE SIGN, DATE AND RETURN
              THIS PROXY PROMPTLY USING THE ACCOMPANYING ENVELOPE

/X/  Please mark      If properly executed, the shares represented by this proxy
     votes as in      will be voted in the  manner directed herein by the
     this example     undersigned stockholder, or to the extent directions are
                      not given, such shares will be voted FOR each of the nominees and each other proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW AND A VOTE "FOR" PROPOSALS 2 AND 3.

1.    ELECTION OF DIRECTORS.

      Nominees:  Nathan A. Chapman, Jr., Earl U. Bravo, Sr., Lottie H. Shackelford, Donald V. Watkins
                 Raymond Haysbert, Mark Jefferson,  Adolph Washington and Theron Stokes.

/ /    FOR ALL NOMINEES LISTED (EXCEPT AS         / /    WITHHOLD AUTHORITY FOR
       INDICATED)                                        ALL NOMINEES LISTED

To withhold authority to vote for any nominee, write that nominee's name in the space provided.

         ------------------------------------------------------------------------

                                                                   For           Against         Abstain
2.      RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP         / /            / /             / /
        AS INDEPENDENT AUDITORS.

3.      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO         / /            / /             / /
        VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
        BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                 MARK HERE FOR ADDRESS
     _______________________________          CHANGE AND NOTE SUCH CHANGE
                                                        AT LEFT                   / /
     _______________________________

Please sign. Persons acting in a fiduciary capacity should so indicate. PLEASE NOTE any change of address and supply any missing Zip Code number.


Signature:                                           Date:
          ----------------------------------              ----------------------


Signature:                                           Date:
          ----------------------------------              ----------------------